SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12

INTEL CORPORATION

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April 2, 2007
Vote now on Annual Stockholders’ Meeting Proposals
Critical voting deadlines: May 11 and May 16, 2007
You have received this message on behalf of Intel Corporation from Computershare Investor Services, Intel’s transfer agent
2007 Annual Stockholders’ Meeting Notice
Intel’s 2007 Annual Stockholders’ Meeting will be held May 16 at the Santa Clara Convention Center in Santa Clara, Calif. The meeting agenda includes the annual election of directors, ratification of the selection of the independent registered public accounting firm, amendment and extension of the 2006 Equity Incentive Plan, approval of the 2007 Executive Officer Incentive Plan, and action on Stockholder proposal requesting limitation on executive compensation. Your vote counts on each of these important items. Please refer to the 2007 Proxy Statement for detailed information on each of the proposals and the annual meeting.
Voting Recommendations
Intel’s Board of Directors recommends that you vote as follows:
✓     FOR: Election of the director nominees.
✓     FOR: Ratification of the selection of the independent registered public accounting firm.
✓     FOR: Amendment and extension of the 2006 Equity Incentive Plan.
✓     FOR: Approval of the 2007 Executive Officer Incentive Plan.
✓     AGAINST: Stockholder proposal requesting limitation on executive compensation.
Please refer to the 2007 Proxy Statement for detailed information on each of the proposals and the annual meeting.
     This notice concerns the Intel stock you may hold in one or more of the following accounts:
•	Intel stock plan account at UBS Financial Services Inc.

•	401(k) Savings Plan and Free Stock investments in the Intel Stock Fund through Fidelity (U.S. only)

•	Dividend Reinvestment Plan accounts

•	Intel stock registered directly and solely in your name with Computershare (i.e., stock certificates that you hold.)
Voting instructions
Visit Proxy Login to vote and follow the instructions. To vote you will need your Holder Account Number and your Proxy Access Number noted in the following table:
Holder Account Number:
Proxy Access Number:
Total Record Date Shares1:
Critical voting deadlines
•	The deadline to vote your shares in accounts other than Intel’s 401(k) Savings Plan (U.S. only) is 1 a.m., Central Time on May 16, 2007.

•	If you participate in the Intel Stock Fund through the 401(k) Savings Plan, you must submit your vote by May 11, 2007 to allow Fidelity Investments, the plan’s trustee, time to receive your voting instructions and vote on behalf of the plan. Fidelity has designated Computershare, Intel’s transfer agent, to collect and tally the votes for the plan shares and vote on behalf of the plan. Computershare will keep your vote confidential – only total results will be reported at the annual meeting or to Intel.
If you hold shares in your Intel stock plan account at UBS Financial Services Inc., UBS and its designee will hold your beneficial ownership information as well as your voting instructions confidential, and only total voting results will be reported at the annual meeting.
For more information
•	See the Stockholders’ meeting & proxy vote set for May article in Circuit News.

•	View the annual meeting via live Webcast and submit questions by following the instructions on the site. The Webcast can also be replayed until June 15, 2007.

•	See the Stockholder materials to be sent electronically article in Circuit News for information on why you may have received some materials in paper form.

•	To view Intel’s 2006 Annual Report, visit 2006 Annual Report.

Questions?
If you have any questions about submitting your vote or viewing the online versions of the 2007 Proxy Statement and 2006 Annual Report, e-mail Electronic Delivery or call Intel Investor Relations at (iNet) 765-1480 (408-765-1480).

[1]	This is your share balance as of the Record Date, March 19, 2007